EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Wisconsin Electric Power Company on Form S-3 of our report dated February 20, 2004, appearing in the Annual Report on Form 10-K of Wisconsin Electric Power Company for the year ended December 31, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting principle) and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin March 8, 2004